Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ContinuityX Solutions, Inc. (the "Company") on Form 10-K for the year ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Godwin, President, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Godwin
Name: David Godwin
Title: President, Chief Executive Officer
and Principal Financial Officer

Dated: September 28, 2012